---------
|  CMD   |        CHINA MERCHANDISE (USA) DISTRIBUTION CENTER, INC.
|        |                  MANUFACTURER, IMPORT & EXPORT
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100 Morgan Avenue, Brooklyn, NY 11237, U.S.A.Tel: 718-381-9388 Fax: 718-381-2222
                    www.gotocmd.com e-mail: info@gotocmd.com

                                    AGREEMENT

THIS AGREEMENT HAS BEEN DRAWN UP ON JANUARY 22, 2002.


A.   CMD (USA) INC.                  B.       NYIC GROUP
     100 Morgan Avenue                        75 Air Park Drive
     Brooklyn, NY  11237                      Ronkonkoma, NY  11779
     Tel:  718-381-9388                       Tel:  631-585-1818
     Fax:  718-381-2222                       Fax:  631-588-8920


THE ABOVE NAMED PARTIES HAVE AGREED TO THE FOLLOWING:

CMD (USA) INC. and NYIC Group. Shall join partnership expanding International Trade, including America and Canada Markets.

         1. CMD (USA) Inc., resources include: Seafood, Candy, Cookies, Dried Food, Canned Goods, Soy Sauce, Hardware, Frozen Food, Asian Food, House Ware, Health Products and Herbal Products.

         2.    NYIC Group shall merchandise credit line to CMD (USA) Inc.

                             First Year:      USD $10,000,000.00
                             Second Year:     USD $15,000,000.00
                             Third Year:      USD $20,000,000.00

               Thereafter will increase according to conditions:

         3.    CMD (USA)  Inc.  full  responsibilities  include  North  America,
               Canada  and  South  East  Asia  Markets  also   responsible   for
               collecting all debts.

         4. NYIC Group. Shall ensure that the products supplied are good quality, if there is any damage goods, NYIC Group shall replace or refund any damage goods when CMD (USA) Inc. Provides proof for the damaged goods. But CMD (USA) Inc. can not refuse or delay the payment of damage goods.

         5. Both parties agree to term payment after 60 days of the shipment of the products.

         6. When NYIC Group. Receives the purchase order or sales order from CMD (USA) Inc.'s vendors, according vendors requesting NYIC Group shall


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               provide  products,  price and  samples to vendor  after CMD (USA)
               Inc. has verify the purchase order.


         7. CMD (USA) Inc. shall entrust expert manufacturers in China to produce special food packaging and labels for products. NYIC shall finance the production of goods in China. All transactions shall be done within China. NYIC shall be reasonable for all export documentations.

         8. CMD (USA) Inc. shall be fully responsible for North America, Canada and South East Asia's marketing research. CMD (USA) Inc. shall keep NYIC Group update on all market demands and needs. NYIC shall provide any necessary changes that the market Demands.

THIS AGREEMENT SHALL REMAIN VALID FOR A PERIOD OF THREE YEARS.

THIS AGREEMENT SHALL BE ACTIVE WITH BOTH SIGNATURES ADDRESSING IT.

A.   DULY REPRESENTS FOR CMD             B.   DULY REPRESENTS FOR NYIC   GROUP.
     (USA) INC.




__________________________________       __________________________________
CHUN CHEN NC                             MICHAEL WONG
PRESIDENT                                VICE PRESIDENT






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